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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Questcor Pharmaceuticals, Inc. 1992 Stock Option Plan and 1993 Non-Employee Directors' Equity Incentive Plan, of our report dated February 11, 2003, with respect to the consolidated financial statements and schedule of Questcor Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
May 27, 2003